UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Cross Border Stock Purchase Agreements

On November 6, 2012, Red Mountain Resources, Inc. (the “Company”) entered into a stock purchase agreement with a stockholder of Cross Border Resources, Inc. (“Cross Border”) pursuant to which the stockholder agreed to sell 1,049,628 shares of common stock of Cross Border in exchange for the issuance of 2,099,256 shares of the Company’s common stock. The closing of the stock purchase agreement will occur on December 3, 2012 or such later date as the parties agree. The offer and sale of the Company’s common stock will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock will be conducted without general solicitation or general advertising, the purchaser represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and the purchaser represented that the common stock was acquired for its own account and was not intended to be sold or disposed of in violation of securities laws. The common stock to be issued to the purchaser will also contain appropriate restricted stock legends.

As of November 6, 2012, the Company owned of record 6,708,096 shares of Cross Border common stock, representing 41% of the outstanding shares of common stock of Cross Border. In addition, as of November 6, 2012, the Company had outstanding stock purchase agreements pursuant to which it had agreed to acquire an additional 2,260,627 shares of Cross Border common stock and owned warrants to acquire an additional 2,136,164 shares of Cross Border common stock.

Debenture Purchase Agreements

On October 22, 2012, the Company entered into a debenture purchase agreement with a holder of Senior Series 2009A Debentures (the “2009A Debentures”) and Series 2009B Debentures (the “2009B Debentures”) of O&G Leasing, LLC pursuant to which the holder agreed to sell an aggregate of $715,000 principal amount of 2009A Debentures and $280,000 principal amount of 2009B Debentures, plus any accrued and unpaid interest, in exchange for the issuance of 902,075 shares of the Company’s common stock.

On October 22, 2012, the Company entered into a debenture purchase agreement with a holder of 2009B Debentures pursuant to which the holder agreed to sell an aggregate of $200,000 principal amount of 2009B Debentures plus any accrued and unpaid interest, in exchange for the issuance of 187,816 shares of the Company’s common stock.

The closing of the debenture purchase agreements is expected to occur prior to the end of the third quarter of fiscal 2013.

The offer and sale of the Company’s common stock will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock will be conducted without general solicitation or general advertising, each of the purchasers represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and each purchaser represented that the common stock was acquired for its own account and not with a view to resale or distribution. The common stock to be issued to the purchasers will also contain appropriate restricted stock legends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer